Exhibit 10.7

PRIVATE PLACEMENT AGREEMENT

PRIVATE PLACEMENT AGREEMENT dated as of September 10, 2007, by and among Babcock & Brown Air Limited, a Bermuda exempted company (the “Company”), and Everest Babcock & Brown Opportunities Fund (the “Fund”).

WHEREAS, the Company intends to offer American Depositary Shares (“ADSs”) representing its common shares, par value $0.001 per share (“Common Shares”), in an initial public offering of the Company (the “IPO”);

WHEREAS, the Company proposes to issue and sell to the Fund 304,348 ADSs (the “Shares”) at a price per Share equal to the price per ADS to be paid by public investors in the IPO (the “IPO Price”), and the Fund desires, subject to the terms and conditions set forth herein, to subscribe for the Shares at a price per Share equal to the IPO Price;

WHEREAS, the Company proposes to agree to provide the Fund and certain other investors with registration rights as set forth in the form of registration rights agreement attached hereto as Exhibit A (the “Registration Rights Agreement”);

WHEREAS, Everest Capital Limited (“Everest Capital”) acts as the trustee of the Fund; and

WHEREAS, the Fund proposes to agree to be bound by lock-up restrictions as set forth herein with respect to the Shares to be purchased by them hereby, together with any securities issued with respect to such Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed:

ARTICLE 1

ISSUANCE, SALE AND PURCHASE OF SHARES

SECTION 1.01. Issuance, Sale and Purchase of Shares. On the basis of the representations, warranties and covenants contained in this Private Placement Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Fund, and the Fund, agrees to subscribe for, the number of Shares set forth in Schedule I hereto opposite its name at a price per Share equal to the IPO Price.

The Fund and transferees of the Shares and certain other investors shall have the registration rights set forth in the Registration Rights Agreement to be executed on and dated as of the Closing (as defined below).

SECTION 1.02. Closing. Subject to the terms and conditions contained in this Private Placement Agreement, the closing of the subscription for the Shares (the “Closing”) shall take place at the time and on the date that the IPO is consummated. Delivery of the Shares shall be made to the Fund against payment to the Company by wire transfer of immediately available funds of the subscription price for the Shares to be subscribed for by the Fund.

SECTION 1.03. Conditions. The obligations of the Fund to subscribe for the Shares and to pay the subscription price at the Closing shall be subject to the satisfaction of each of the following conditions as of the Closing:

a)

the representations and warranties contained in Section 2 hereof being true and correct at and as of the Closing as though then made, and the Company having performed all of the covenants to be performed by it hereunder prior to the Closing;

b)	the Company having executed the Registration Rights Agreement and the Fund having received an original copy thereof, duly executed by the Company; and
c)	the closing of the IPO occurring simultaneously with the Closing.

ARTICLE 2

REPRESENTATIONS BY THE COMPANY

The Company represents and warrants to, and agrees with, the Fund as follows:

SECTION 2.01. Corporate Existence and Power. The Company has been duly incorporated and is an exempted company in good standing under the laws of Bermuda with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct is business.

SECTION 2.02. Authority, Approval and Enforceability. This Private Placement Agreement has been duly authorized, executed and delivered by the Company and constitutes its valid and binding agreement, enforceable against it in accordance with its terms. The Common Shares represented by the Shares have been duly and validly authorized for issue.

ARTICLE 3

REPRESENTATIONS OF THE FUND

The Fund represents and warrants to, and agrees with, the Company as follows:

SECTION 3.01. Corporate Power. The Fund has the corporate power and authority to enter into this Private Placement Agreement.

SECTION 3.02. Authority, Approval and Enforceability. This Private Placement Agreement has been duly authorized, executed and delivered by Everest Capital as trustee for the Fund and constitutes the Fund’s valid and binding agreement, enforceable against it in accordance with its terms.

SECTION 3.03. Private Placement.

a)

The Fund understands that the offering and sale of the Shares to it as contemplated hereby are intended to be exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to Section 4(2) thereunder.

b)

The Shares to be acquired by Everest Capital as trustee for the investors in the Fund pursuant to this Private Placement Agreement are being acquired for the benefit of investors in the Fund for investment and without a view to the public distribution of such Shares or any interest therein; provided that nothing contained herein shall prevent the Fund and subsequent holders of the Restricted Securities, as defined in Section 4.06 below, from transferring such securities in compliance with the provisions of Article 4 hereof.

c)

The Fund has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares, and the Fund is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares.

d)

The Fund has been given the opportunity to ask questions of and receive answers from the Company concerning the Company, the Shares and other related matters. The Fund further represents and warrants to the Company that it has been furnished with all information it deems necessary or desirable to evaluate the merits and risks of the acquisition of the Shares and that the Company has made available to the Fund or its agents all documents and information relating to an investment in the Shares requested by or on behalf of the Fund. In evaluating the suitability of an investment in the Shares, the Fund has not relied upon any other representations or other information (other than as contemplated by the preceding sentences), whether oral or written, made by or on behalf of the Company.

e)	The Fund is an “Accredited Investor” as such term is defined in Regulation D under the 1933 Act.

ARTICLE 4

LOCK-UP PERIOD; TRANSFER OF RESTRICTED SECURITIES

SECTION 4.01. Lock-Up Period. If the IPO closes, the Fund will not, without the prior consent of the Company, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Fund or any affiliate of the Fund or any person in privity with the Fund or any affiliate of the Fund), directly, or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to, the Shares to be purchased by the Fund or any securities convertible into, or exercisable or exchangeable for, such Shares, for a period of 180 days after the date of the final prospectus for the IPO, other than (i) transfers to affiliates of the Fund, provided that the affiliate transferee agrees to be bound by the terms of the restrictions contained in this Section 4.01 for the remaining portion of such period, and (ii) pledges of Shares to a financial institution that extends a loan to finance the Fund’s acquisition of its Shares, provided that the pledgee agrees to be bound by the terms of the restrictions contained in this Section 4.01 for the remaining portion of such period.

SECTION 4.02. General Provisions. Restricted Securities are transferable only pursuant to (i) public offerings registered under the 1933 Act, (ii) Rule 144 under the 1933 Act (or any similar rule or rules then in force) if such rule is available, or (iii) subject to the conditions specified in Section 4.03 below, any other applicable exemption from registration legally available under the 1933 Act; and only to the extent set forth in this Article 4.

SECTION 4.03. Opinion Delivery. In connection with the transfer of any Restricted Securities pursuant to Section 4.02(iii), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Weil, Gotshal & Manges LLP or other counsel that, to the Company’s reasonable satisfaction, is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the 1933 Act.

In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Weil, Gotshal & Manges LLP or other counsel that no subsequent transfer of such Restricted Securities shall require registration under the 1933 Act, the Company shall, promptly upon such contemplated transfer, deliver new certificates for such Restricted Securities that do not bear the 1933 Act legend set forth below in Section 4.04. If the Company is not required to deliver new certificates for such Restricted Securities bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 4.03. Notwithstanding anything to the contrary herein, transfers to or among affiliates of any Fund shall not require delivery of the opinion required in this Section 4.03.

SECTION 4.04. Legend. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, BY ANY STATE SECURITIES COMMISSION OR BY ANY OTHER REGULATORY AUTHORITY OF ANY

OTHER JURISDICTION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.”

SECTION 4.05. Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 4.04 from the certificates for such Restricted Securities.

SECTION 4.06. Definition of Restricted Securities. For the purposes of this Private Placement Agreement, “Restricted Securities” means (i) the Shares issued hereunder and (ii) any securities issued with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered for sale under the 1933 Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the 1933 Act or (c) been otherwise transferred and new stock certificates not bearing the 1933 Act legend set forth in Section 4.04 have been delivered by the Company in accordance with Section 4.03. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new certificates representing securities of like tenor not bearing a 1933 Act legend of the character set forth in Section 4.04.

ARTICLE 5

MISCELLANEOUS

SECTION 5.01. Notices. All notices and other communications required or permitted under this Private Placement Agreement shall be deemed to have been duly given and made if in writing and if served by personal delivery to the party for whom intended, by facsimile transmission, by telegram or telex or by registered or certified mail (postage prepaid, return receipt requested), sent to the following addresses (or such other address for a party as shall be specified by like notice):

If to the Company:

Babcock & Brown Air Limited

West Pier

Dun Laoghaire

County Dublin, Ireland

Facsimile: +353 1 231-1900

Attention: Chief Executive Officer

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Facsimile: +1 (212) 310-8007

Attention: Boris Dolgonos, Esq.

If to the Fund:

c/o Everest Capital Limited

Level 35, 50 Bridge Street

Sydney NSW 2000 Australia

Facsimile: +612-8001-9200

Attention: Will Peterson

SECTION 5.02. Amendments and Waivers. Any provision of this Private Placement Agreement may be amended, modified, supplemented or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Private Placement Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

SECTION 5.03. Successors and Assigns. The provisions of this Private Placement Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Private Placement Agreement without the consent of each other party hereto, and provided further that, notwithstanding the foregoing, each Fund may assign, delegate or otherwise transfer any of its rights or obligations under this Private Placement Agreement to any of its affiliates (as such term is defined in Rule 144 under the 1933 Act). Notwithstanding the foregoing, it is understood that subsequent transferees of Shares shall be entitled to the registration rights set forth in the Registration Rights Agreement.

SECTION 5.04. Severability. Any provision of this Private Placement Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Private Placement Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 5.05. Counterparts; Effectiveness; Third-Party Beneficiaries. This Private Placement Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Private Placement Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. No provision of this Private Placement Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

SECTION 5.06. Entire Agreement. This Private Placement Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Private Placement Agreement and supersedes and preempts all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Private Placement Agreement in any way.

SECTION 5.07. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

SECTION 5.08. Governing Law. This Private Placement Agreement shall be governed by and construed in accordance with laws of the State of New York.

SECTION 5.09. Limitation of Liability. The Company and the Fund agree that:

a)	Everest Capital has entered into this agreement in its capacity as the trustee of the Fund.
b)

Any liability arising under or in connection with this agreement may be enforced against the Fund only to the extent to which it can be satisfied out of the property of the Fund. Except as expressly provided by this clause, the limitation of liability applies despite any other provision of this agreement and extends to all liabilities and obligations of the Fund in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this agreement.

c)

No party to this agreement or any other document connected with the transaction contemplated by this agreement (nor any of their affiliates, directors, officers, employees) may take any action to seek recourse to any assets held by Everest Capital in any capacity other than as trustee of the Fund, including seeking the appointment of a receiver (except in relation to the property of the Fund), a liquidator, an administrator or any similar person to Everest Capital or prove in any liquidation, administration or arrangement of or affecting Everest Capital (except in relation to property of the Fund).

d)	Everest Capital is not obliged to enter into any commitment or obligation under this agreement unless its liability is limited in the same manner as in this clause.
e)	The provisions of this clause do not apply to any obligation or liability of Everest Capital to the extent that it is not satisfied because:
a.

under the trust deed of the Fund or by operation of law there is a reduction in the extent of Everest Capital’s indemnification out of the assets of the Fund as a result of Everest Capital’s wilful default, fraud, negligence or breach of trust; or

b.	Everest Capital failed to exercise any right of indemnity it has under the trust deed of the Fund in respect of that obligation or liability.

f)

No act or omission of Everest Capital (including any related failure to satisfy its obligations under this agreement) will be considered wilful default, fraud, negligence or breach of trust of Everest Capital to the extent to which the act or omission was caused or materially contributed to by any failure by any other person.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Private Placement Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BABCOCK & BROWN AIR LIMITED,
By:
Name:
Title:
EVEREST CAPITAL LIMITED, as trustee for EVEREST BABCOCK & BROWN OPPORTUNITIES FUND
By:
Name:
Title:

SIGNATURE PAGE PRIVATE PLACEMENT AGREEMENT

SCHEDULE I

Name of Fund	Number of Shares
Everest Babcock & Brown Opportunities Fund	304,348
Total	304,348

EXHIBIT A

Form of Registration Rights Agreement